UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.  2 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019 (November 12, 2019)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed  to correct some statements about Marcum LLP and for the purpose of filing Exhibit 16.1 which was not provided at the time of the original Form 8-K. Marcum LLP had not authorized the issuance of their draft letter dated June 23, 2020 included in Amendment No. 1.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants

Effective November 12, 2019, Allied Corp. (the “Company,” “we,” “us,” or “our”) determined to change our auditors to the firm who had audited our operating subsidiary and consequently terminated Marcum LLP as our independent accountant. Marcum’s report on our consolidated balance sheet as of March 31, 2019 and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows for the year then ended, did not contain an adverse opinion, and was not modified as to uncertainty, audit scope or accounting principles, except for an emphasis paragraph regarding the company's ability to continue as a going concern. The decision to change our independent accountant was made and approved by the entire Board of Directors.

During our most recent fiscal year ended March 31, 2019, through the subsequent interim periods ended June 30, 2019 and September 30, 2019, and further through November 15, 2019, there have been no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our most recent fiscal years ended March 31, 2019, through the subsequent interim periods ended June 30, 2019 and September 30, 2019, and further through November 15, 2019, Marcum did not advise us on any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, except for the material weaknesses as disclosed in the Company's Annual Report on Form 10-K for the year ended March 31, 2019.

We have provided our former independent accountant, Marcum, with a copy of the disclosures expressed herein and we have requested that Marcum furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. Such letter is included as Exhibit 16.1.

(b) New Independent Accountants

Effective November 12, 2019, we engaged Manning Elliott, LLP to serve as our independent registered public accounting firm for our fiscal year ending August 31, 2020. During our most recent fiscal years ended March 31, 2019 and 2018, and through the subsequent interim periods ended June 30, 2019 and September 30, 2019, up until their date of engagement, we did not consult with Manning Elliott regarding (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We have request Manning Elliott to review the disclosure required by this Item 304(a) of Regulation S-K before it is filed with the Commission and provided them with the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K. Manning Elliott did not provide us with any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K.

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Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation Or Bylaws; Change In Fiscal Year

In connection with the Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) by and between Allied Corp, formerly known as Cosmo Ventures, Inc., a Nevada Corporation (“Allied“) and AM (Advanced Micro) Biosciences, Inc., a British Columbia company (“AM Biosciences”) as previously reported on Form 8-K, filed on September 10, 2019, effective November 12, 2019, our board of directors approved a change of our fiscal year end to August 31, the fiscal year end of our operating company AM Biosciences. Starting with the periodic report for the quarter ended November 30, 2019, the quarter in which the Reorganization Agreement was completed, we will file annual and quarterly reports based on August 31 fiscal year. Such financial statements will depict the operating results of the Company including the acquisition of AM Biosciences and its subsidiaries. In reliance on Section 12220.1.C of the SEC’s Division of Corporate Finance Financial Reporting Manual, we will file an amendment to update the September 10, 2019 Form 8-K to include the audited consolidated financial statements of AM Biosciences for the year ended August 31, 2019.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

16.1	Letter from Marcum LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: June 24, 2020	By:	/s/ Calum Hughes
Calum Hughes
Chief Executive Officer

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